Exhibit 21.1

                              LIST OF SUBISIDIARIES

         Listed below are our subsidiaries, our percentage ownership in each subsidiary and the total number of active subsidiaries directly or indirectly owned by each subsidiary as of October 19, 2005.

                                 % Ownership           U.S.          Non-U.S.
                                 -----------           ----          --------
Emir Oil, LLP, Kazakhstan           100%